UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

Protect Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54001	27-1877179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4876, Cecile Avenue, Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

954-292-0033

(Registrant’s telephone number, including area code)

PROTECT PHARMACEUTICAL CORPORATION

95 Merrick Way, Third Floor, Coral Gables, Florida 33143

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Termination of Independent Registered Public Accounting Firm

On December 13, 2018, the Audit Committee of the Board of Directors of PROTECT PHARMACEUTICAL CORPORATION (the “Company”) approved termination of the engagement of Sadler Gibb and Associates, LLC as the Company’s independent registered public accounting firm. On the same day, December 13th 2018, the Company engaged Montgomery Coscia Greilich LLP as the Company’s new independent registered public accounting firm to perform independent audit services for the years ending December 31, 2017 and 2018. Such engagement was approved by the Board of Directors acting as the Audit Committee.

The Company did not timely file a Form 8-K, Item 4.01 and neither the Company nor the successor auditor notified Sadler Gibb and Associates, LLC of the change of accounting firm at that time. As such, Sadler Gibb and Associates, LLC did not Consent on the inclusion of their report for December 31, 2016 and 2015 in the December 31, 2017 10-K submitted on February 19, 2019. The reports of Sadler on the Company’s consolidated financial statements for the years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2015 and 2016, and through December 13th, 2018, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Sadler on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sadler would have caused Sadler to make reference thereto in its reports on the consolidated financial statements for such years. During the years ended December 31, 2015 and 2016 and from January 1, 2017 through December 13th, 2018, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Sadler with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Sadler furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Sadler agrees with the statements related to them made by the Company in this report.

(b)	Newly Engaged Independent Registered Public Accounting Firm

On December 13th 2018, the Company engaged Montgomery Coscia Greilich LLP as the Company’s new independent registered public accounting firm to perform independent audit services for the years ending December 31, 2017 and 2018. Such engagement was approved by the Board of Directors acting as the Audit Committee.

During the years ended December 31, 2015 and 2016 and through December 13th 2018, neither the Company, nor anyone on its behalf, consulted Montgomery Coscia Greilich LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Montgomery Coscia Greilich LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation.

Date: February 20, 2019	By:	/s/ Una Taylor
Una Taylor
Chief Executive Officer